Exhibit 10.15

SPRINGING PARENT GUARANTY

THIS SPRINGING GUARANTY (this “Guaranty”) dated as of October 22, 2021, executed and delivered by KITE REALTY GROUP TRUST, a Maryland real estate investment trust (the “Guarantor”) in favor of each Purchaser (as hereafter defined) and each other holder of Notes (as hereafter defined) (individually, a “Noteholder” and collectively, the “Noteholders”).

Whereas, pursuant to that certain Note Purchase Agreement, dated as of April 5, 2019 (as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of August 26, 2021 (the “Amendment”), by and among the Original Issuer (as defined below) and the Noteholders party thereto, as supplemented by the Assumption Agreement, dated as of the date hereof (the “Assumption Agreement”), by Kite Realty Group, L.P., a Delaware limited partnership (the “Company”), in favor of the Noteholders, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), by and among Retail Properties of America, Inc., a Maryland corporation (the “Original Issuer”), and each of the Purchasers listed in Schedule B attached thereto (the “Purchasers”), the Original Issuer issued and sold to the Purchasers U.S.$100,000,000 aggregate principal amount of its 4.82% Senior Notes due June 28, 2029 (as amended, restated or otherwise modified from time to time pursuant to Section 17 of the Note Agreement and including any such notes issued in substitution therefor pursuant to Section 13 of the Note Agreement, the “Notes”);

WHEREAS, in connection with the consummation of the Transaction (as defined in the Assumption Agreement), the Company is assuming all of the rights, duties, liabilities and obligations of the Original Issuer, including, without limitation, all of the rights, duties, liabilities and obligations of the Original Issuer under the Note Agreement and the Notes;

WHEREAS, the Company, as the surviving entity resulting from the Transaction, has received and shall continue to receive direct and indirect benefits by reason of the investments made by the Noteholders under the Note Agreement, and the Company and the Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and, accordingly, the Guarantor is willing, upon the occurrence of a “Springing Recourse Event” (as hereinafter defined), to guarantee the Company’s obligations to the Noteholders on the terms and conditions contained herein; and

WHEREAS, the Guarantor’s execution and delivery of this Guaranty is a condition to the operativity of the Amendment and the amendments, consents and waivers therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

Section 1.     Guaranty. The Guarantor, upon the occurrence of a Springing Recourse Event, hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Company to each Noteholder under or in connection with the Note Agreement and the Notes, including without limitation, the payment of all principal of, Make-Whole Amount (as defined in the Note Agreement), if any, and interest on, the Notes (including, without limitation, any interest on any overdue principal, Make-Whole Amount, if any, interest accruing after the commencement of any bankruptcy or similar proceeding, and any additional interest that would accrue but for the commencement of such proceeding and, to the extent permitted by applicable law, on any overdue interest), and all fees, charges, attorneys’ fees and other amounts payable to any Noteholder thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Noteholders in the enforcement of any of the foregoing or any obligation of the Guarantor hereunder.

For the purposes of this Guaranty, the occurrence of any of the events described in (1)-(3) below shall be a “Springing Recourse Event”:

(1)            (A)          the Guarantor fails to perform or comply with any of the following terms (each, a “Guarantor Covenant Breach”):

(i)            the Guarantor will not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of general or limited partnership interests in the Company and the management of the business of the Company, and such activities as are incidental thereto, all of which shall be solely in furtherance of the business of the Company;

(ii)            the Guarantor will not own any assets other than (A) equity interests (or rights, options or warrants in respect thereof) of the Company, (B) up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Company; (C) money that has been distributed to the Guarantor by the Company or a Subsidiary of the Company described in clause (ii)(B) above in accordance with Section 10.6 of the Note Agreement that is held for 10 Business Days or less pending further distribution to equity holders of the Guarantor, (D) assets received by the Guarantor from third parties (including, without limitation, the proceeds from any equity issuance), that are held for 10 Business Days or less pending further contribution to the Company, (E) such bank accounts or similar instruments (subject to the other terms hereof) as it deems necessary to carry out its responsibilities under the limited partnership agreement of the Company, and (F) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of the Company and its Subsidiaries (but which in no event shall include any real estate, cash, cash equivalents or other liquid assets in excess of $500,000 in the aggregate (except as permitted in clauses (ii)(C) and (D) above) or equity interests (other than equity interests permitted in clauses (ii)(A) and (B) above));

(iii)           the Guarantor will promptly contribute or otherwise downstream to the Company any net assets received by the Guarantor from third parties (including, without limitation, the proceeds from any equity issuance), subject to the terms of clause (ii)(D) above;

(iv)          the Guarantor will not merge or consolidate (except as permitted in the Note Agreement), or dissolve, liquidate or otherwise wind up its business, affairs or assets;

(v)           the Guarantor will not guarantee, or otherwise be or become obligated in respect of, any Indebtedness (which for the purposes hereof shall include any obligations under any Derivatives Contract but shall exclude (A) guarantees of obligations under any Derivatives Contracts in favor of Associated Bank National Association and any lender under the Prior Term Loan Agreement or Prior Credit Agreement in place as of March 31, 2014, (B) any Indebtedness described in clause (f) of the definition of Indebtedness, (C) any liability pursuant to a Customary Nonrecourse Debt Guaranty until a claim is made with respect thereto (provided that for the purposes of this clause (v), the Guarantor shall not be deemed to have violated this covenant with respect to Indebtedness under a Customary Nonrecourse Debt Guaranty until a judgment is obtained with respect to claims under Customary Nonrecourse Debt Guaranties individually or in the aggregate of $30,000,000 or greater), and (D) any liability pursuant to a springing guaranty on substantially the same terms as this Guaranty; and provided further that the Guarantor’s liability with respect to (x) Indebtedness of the Company in place as of March 31, 2014 and (y) Indebtedness of Inland Diversified assumed by the Company and that is existing debt of Inland Diversified as of July 1, 2014 and was not incurred as a part of or in anticipation of the merger of Inland Diversified with and into KRG Magellan, LLC, solely by virtue of the Guarantor being the general partner of the Company and not as a guarantor, shall be excluded from the foregoing provided such liability is not increased; and

(B)           with respect to a Guarantor Covenant Breach of any event described in (1)(A)(i)-(iii) above, the passage of 45 days after the first to occur of either (i) the Company or the Guarantor becoming aware of such Guarantor Covenant Breach, or (ii) any Noteholder notifying the Company in writing of any such Guarantor Covenant Breach, or

(C)           with respect to a Guarantor Covenant Breach of the event described in clause (1)(A)(v) above, the passage of 10 Business Days (or 45 days if the aggregate Indebtedness for the purposes of clause (1)(A)(v) above is less than $10,000,000), after the first to occur of either (i) the Company or the Guarantor becoming aware of such Guarantor Covenant Breach, or (ii) Noteholder notifying the Company in writing of any such Guarantor Covenant Breach; or

(2)            the Company or the Guarantor will commence a voluntary case under the Bankruptcy Code of 1978, as amended, or any other federal bankruptcy or any other domestic or foreign laws relating to bankruptcy, insolvency, reorganization, winding-up, composition or adjustment of debts, in each case with respect to the Company or the Guarantor, whether now or hereinafter in effect (collectively, a “Bankruptcy Proceeding”); or

(3)            the Company or the Guarantor or any officer or director thereof will collude with, or otherwise assist any party in connection with any such filing in a Bankruptcy Proceeding or solicit or cause to be solicited petitioning creditors for any involuntary petition against the Company or the Guarantor in any such Bankruptcy Proceeding from any party.

The Guarantor acknowledges and agrees that the guaranty under this Guaranty of the Guarantied Obligations shall automatically become fully effective upon the occurrence of any Springing Recourse Event and no other documentation or notice shall be required to evidence the same.

Section 2.     Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and upon the occurrence of a Springing Recourse Event, a debt of the Guarantor for its own account. Accordingly, no Noteholder will be obligated or required before enforcing this Guaranty against the Guarantor after a Springing Recourse Event: (a) to pursue any right or remedy it may have against the Company, any Subsidiary Guarantor or any other Person or commence any suit or other proceeding against the Company, any Subsidiary Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Company, the Guarantor, any Subsidiary Guarantor or any other Person; or (c) to make demand of the Company, any Subsidiary Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by any Noteholder or for the benefit of any Noteholder which may secure any of the Guarantied Obligations.

Section 3.     Guaranty Absolute. The Guarantor, upon the occurrence of a Springing Recourse Event, guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any applicable law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Noteholder with respect thereto. Upon the occurrence of a Springing Recourse Event, the liability of the Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not the Guarantor consents thereto or has notice thereof and whether before or after the occurrence of a Springing Recourse Event):

(a)            (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Note Agreement, the Notes, any Subsidiary Guaranty or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Note Agreement, the Notes, any Subsidiary Guaranty or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b)           any lack of validity or enforceability of the Note Agreement, the Notes, any Subsidiary Guaranty or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c)            any furnishing to any Noteholder (or to any other Person for the benefit of any Noteholder) of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

(d)            any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Company, the Guarantor or any Subsidiary Guarantor;

(e)            any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor, the Company, any Subsidiary Guarantor or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)            any act or failure to act by the Company or any other Person which may adversely affect the Guarantor’s subrogation rights, if any, against the Company or any Subsidiary Guarantor to recover payments made under this Guaranty;

(g)            any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Guarantied Obligations;

(h)            any application of sums paid by the Company any Subsidiary Guarantor or any other Person with respect to the liabilities of the Company to any Noteholder, regardless of what liabilities of the Company remain unpaid;

(i)            any defect, limitation or insufficiency in the borrowing powers of the Company or in the exercise thereof; or

(j)            any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4.     Action with Respect to Guarantied Obligations. The Noteholders may, at any time and from time to time, without the consent of, or notice to, the Guarantor, and without discharging the Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Note Agreement or the Notes; provided, however, that no such amendments can require the Guarantor to modify the nature of the springing guaranty provided hereunder without the approval of the Guarantor; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release the Company, any Subsidiary Guarantor, or any other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Company, any Subsidiary Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Noteholders shall elect.

Section 5.     Waiver. The Guarantor, to the fullest extent permitted by applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of the Guarantor or which otherwise might operate to discharge the Guarantor from its obligations hereunder.

Section 6.     Inability to Accelerate Notes. If any Noteholder is prevented under applicable law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations after the occurrence of a Springing Recourse Event by reason of any automatic stay or otherwise, the Noteholders will be entitled to receive from the Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 7.     Reinstatement of Guarantied Obligations. If claim is ever made on any Noteholder for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and such Noteholder repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by such Noteholder with any such claimant (including the Company or a trustee in bankruptcy for the Company), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Note Agreement, the Notes, any Subsidiary Guaranty or any other instrument evidencing any liability of the Company, and the Guarantor shall, upon the occurrence of a Springing Recourse Event, be and remain liable to such Noteholder for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to such Noteholder.

Section 8.     Subrogation. Upon the making by the Guarantor of any payment hereunder for the account of the Company, the Guarantor will be subrogated to the rights of the payee against the Company; provided, however, that the Guarantor will not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action the Guarantor may have against the Company arising by reason of any payment or performance by the Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to the Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, the Guarantor will hold such amount in trust for the benefit of the Noteholders and will forthwith pay such amount to the Noteholders to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Note Agreement or to be held by any Noteholder or by any other Person for the benefit of the Noteholders, as collateral security for any Guarantied Obligations existing.

Section 9.     Subordination. The Guarantor hereby expressly covenants and agrees for the benefit of the Noteholders that all obligations and liabilities of the Company to the Guarantor of whatever description, including without limitation, all intercompany receivables of the Guarantor from the Company (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then the Guarantor will not accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Company on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 10.   Avoidance Provisions. It is the intent of the Guarantor and the Noteholders that in any Proceeding, the Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Noteholders) to be avoidable or unenforceable against the Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Noteholders) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of the Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which the Guarantor will be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Noteholders) to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Noteholders hereunder to the maximum extent that would not cause the obligations of the Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and neither the Guarantor nor any other Person shall have any right or claim under this Section as against the Noteholders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 11.   Information. The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Company, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Noteholders will have any duty whatsoever to advise the Guarantor of information regarding such circumstances or risks.

Section 12.   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 13.   JURISDICTION; WAIVER OF JURY TRIAL.

(a)            THE GUARANTOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, THE NOTE AGREEMENT OR THE NOTES. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b)            THE GUARANTOR CONSENTS TO PROCESS BEING SERVED BY OR ON BEHALF OF ANY NOTEHOLDER IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 13(a) BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 19 OR AT SUCH OTHER ADDRESS OF WHICH SUCH NOTEHOLDER SHALL THEN HAVE BEEN NOTIFIED PURSUANT TO SAID SECTION. THE GUARANTOR AGREES THAT SUCH SERVICE UPON RECEIPT (1) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (2) SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTICES HEREUNDER SHALL BE CONCLUSIVELY PRESUMED RECEIVED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY REPUTABLE COMMERCIAL DELIVERY SERVICE.

(c)            NOTHING IN THIS SECTION 13 SHALL AFFECT THE RIGHT OF ANY NOTEHOLDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW, OR LIMIT ANY RIGHT THAT ANY NOTEHOLDER MAY HAVE TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY APPROPRIATE JURISDICTION OR TO ENFORCE IN ANY LAWFUL MANNER A JUDGMENT OBTAINED IN ONE JURISDICTION IN ANY OTHER JURISDICTION.

(d)            THE GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY, THE NOTE AGREEMENT, THE NOTES, ANY SUBSIDIARY GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 14.   Waiver of Remedies. No delay or failure on the part of any Noteholder in the exercise of any right or remedy it may have against the Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by any Noteholder of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 15.   Termination. This Guaranty shall remain in full force and effect until the payment in full of the Guarantied Obligations, other than any obligations not then due and owing that survive payment in full of the Notes.

Section 16.   Successors and Assigns. Each reference herein to the Noteholders shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to the Guarantor shall be deemed to include the Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Noteholders may, in accordance with the applicable provisions of the Note Agreement, assign, transfer or sell any Guarantied Obligation to any Person without the consent of, or notice to, the Guarantor and without releasing, discharging or modifying the Guarantor’s obligations hereunder. Subject to Section 20 of the Note Agreement, the Guarantor hereby consents to the delivery by any Noteholder to any assignee or transferee (or any prospective assignee or transferee) of any financial or other information regarding the Company or the Guarantor. The Guarantor may not assign or transfer its obligations hereunder to any Person without the prior written consent of each Noteholder and any such assignment or other transfer to which the Noteholders have not so consented shall be null and void.

Section 17.   Amendments. This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of the Guarantor and the Required Holders, provided that without the consent of all of the Noteholders, no amendment or waiver can reduce the scope of the obligations included in the definition of “Guaranteed Obligations” or amend or waive this Section 17.

Section 18.   Payments. All payments to be made by the Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Noteholders pursuant to Section 14.2 of the Note Agreement, not later than 2:00 p.m. on the date of demand therefor.

Section 19.   Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to the Guarantor at its address set forth below its signature hereto, (b) to any Noteholder at its respective address for notices provided for in the Note Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 20.   Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 21.   Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 22.   Limitation of Liability. No Noteholder, nor any affiliate, officer, director, employee, attorney, or agent of any Noteholder, shall have any liability with respect to, and the Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Guarantor in connection with, arising out of, or in any way related to, this Guaranty, the Note Agreement, the Notes or any Subsidiary Guaranty, or any of the transactions contemplated by this Guaranty, the Note Agreement, the Notes or any Subsidiary Guaranty. The Guarantor hereby waives, releases, and agrees not to sue any Noteholder or any Noteholder’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Note Agreement, the Notes or any Subsidiary Guaranty, or any of the transactions contemplated by Note Agreement or financed thereby.

Section 23.   Definitions.     For the purposes of this Guaranty:

(a)            “Customary Nonrecourse Debt Guaranty” means guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to recourse liability.

(b)            “Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

(c)            “Inland Diversified” means Inland Diversified Real Estate Trust, Inc., a Maryland corporation.

(d)            “Prior Revolving Loan Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of February 26, 2013, by and among the Company, the Guarantor, KeyBank National Association, as administrative agent, and the lenders from time to time party thereto.

(e)            “Prior Term Loan Agreement” means that certain Term Loan Agreement dated as of April 30, 2012, by and among the Company, the Guarantor, KeyBank National Association, as administrative agent, and the lenders from time to time party thereto, as amended.

(f)            “Proceeding” means any of the following: (i) a voluntary or involuntary case concerning the Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of the Guarantor; (iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to the Guarantor; (iv) the Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) the Guarantor makes a general assignment for the benefit of creditors; (vii) the Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) the Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) the Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by the Guarantor for the purpose of effecting any of the foregoing.

(g)            Terms not otherwise defined herein are used herein with the respective meanings given them in the Note Agreement.

[Signature on Next Page]

IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

GUARANTOR:

KITE REALTY GROUP TRUST

By:	/s/ Heath R. Fear

Name:	Heath R. Fear
Title:	Executive Vice President and Chief Financial Officer

Address for Notices:

Kite Realty Group Trust
30 S. Meridian Street, Suite 1100
Indianapolis, IN 46204

Attention: Heath R. Fear, Executive Vice President and Chief Financial Officer

Telecopy Number: (317) 577-5609
Telephone Number: (317) 713-2764